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                                  EXHIBIT 99.1








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                                  PROXY CARD

     The undersigned hereby acknowledges receipt of the Prospectus/Consent Solicitation Statement of Host Funding, Inc., dated December 1, 1995, for the acquisition of the assets of Mission Bay in exchange for Shares of the Company and the undersigned votes as follows as to such transactions:

VOTE HERE:

           FOR                   AGAINST             ABSTAIN


SIGN HERE:

_____________________________   ________  ___________________________  ________
Sign exactly as your name(s)    Date      Sign exactly as your name(s)   Date
appears(s)                                 appears(s)

    LABEL WILL CONTAIN PERTINENT PARTNER INFORMATION